UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549
_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2018

Allegiant Travel Company
_______________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-33166	20-4745737
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1201 N. Town Center Drive, Las Vegas, NV		89144
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (702) 851-7300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Section 2       Financial Information

Item 2.03             Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Allegiant Travel Company (the “Company”), through a wholly owned subsidiary, entered into a senior secured credit facility under which it will be able to borrow up to $75 million. On September 28, 2018, the Company borrowed $55.5 million under this agreement secured by three Airbus A320 series aircraft. The note bears interest at a floating rate based on LIBOR and will be payable in quarterly installments through September 2025.  The Company intends to draw down the remaining $19.5 million during October 2018, to be secured by one additional A320 series aircraft and which financing would be on the same terms (interest rate and seven-year repayment term). The proceeds from the loan will be used for general corporate purposes.

Section 7       Regulation FD

Item 7.01               Regulation FD.

The Company is furnishing under Item 7.01 of this Current Report on Form 8-K the information included as Exhibit 99.1 to this report. The Exhibit is a transcript of the investor meeting held on September 13, 2018, with certain changes to correct inadvertent misstatements or to clarify the comments. The transcript contains certain information about the Company, its Sunseeker Resort project, the Company’s financial and operating results, competitive position and business strategy. Statements in the presentation included as Exhibit 99.1 regarding the resort industry, market conditions and competitive properties are based on management’s views of current market conditions. The investor presentation was available live on the Company’s website and a recording of the presentation has until now been available on the website.

The transcript is the written version of a conversational presentation. The presenters provided general and market observations, market strategy, their perceived view of market and industry developments and opinions about the prospects of Sunseeker Resort - Charlotte Harbor and existing competition. Various numbers or statistics cited are approximations and are not intended to be precise, but rather, generalizations to help frame the discussion of the perceived opportunity for the resort. The transcript should be read with these factors in mind.

The information in Sections 7 and 9 of this Current Report on Form 8-K, including the information set forth in the Exhibit, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. As such, this information shall not be incorporated by reference into any of the Company’s reports or other filings made with the Securities and Exchange Commission.

Forward-Looking Statements: Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, statements in the Exhibit to this Current Report on Form 8-K that are not historical facts are forward-looking statements. These forward-looking statements are only estimates or predictions based on our management's beliefs and assumptions and on information currently available to our management. Forward-looking statements include our statements regarding the development of a Sunseeker Resort in Charlotte Harbor, Florida, its intended initial design, its cost, projected revenues, expenses, occupancy rates and average daily rental rates, as well as other information concerning future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth and management contract opportunities, the effects of future regulation and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words "believe," "expect," "anticipate," "intend," "plan," "estimate," “project”, “hope” or similar expressions.

Forward-looking statements involve risks, uncertainties and assumptions. Actual results may differ materially from those expressed in the forward-looking statements. Important risk factors that could cause our results to differ materially from those expressed in the forward-looking statements generally may be found in our periodic reports and registration statements filed with the Securities and Exchange Commission at www.sec.gov. These risk factors include, without limitation, the continued successful operation of the airline to generate cash flow for use to develop Sunseeker Resort - Charlotte Harbor, construction costs and timing, the possible impact of storms in Southwest Florida on construction and occupancy of the resort, risks inherent with the opening and operation of Sunseeker Resort, the ability to obtain satisfactory occupancy rates, labor issues and costs, the ability to obtain regulatory approvals as needed, the effect of economic conditions on leisure travel, debt covenants and balances, terrorist attacks, our competitive environment, our reliance on third parties who provide facilities or services to us, the possible loss of key personnel, economic and other conditions in Southwest Florida.

Any forward-looking statements are based on information available to us today and we undertake no obligation to update publicly any forward-looking statements, whether as a result of future events, new information or otherwise.

Section 9                      Financial Statements and Exhibits

Item 9.01                      Financial Statements and Exhibits.

(a)Not applicable.
(b)Not applicable.
(c)Not applicable.
(d)Exhibits

Exhibit No.	Description of Document

99.1	Transcript (edited) of Investor Day Presentation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Allegiant Travel Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 4, 2018	ALLEGIANT TRAVEL COMPANY

	By:	/s/ Scott Sheldon
	Name:	Scott Sheldon
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Document

99.1	Transcript (edited) of Investor Day Presentation.